INVESTMENT SUB-ADVISORY AGREEMENT

Between

SECURITY INVESTORS, LLC

and

GUGGENHEIM PARTNERS ADVISORS, LLC

INVESTMENT SUB-ADVISORY AGREEMENT, made as of the 29th day of April, 2022, between Security Investors, LLC (“Adviser”), a limited liability company organized and existing under the laws of the State of Kansas, and Guggenheim Partners Advisors, LLC (“Sub-Adviser”), a limited liability company organized and existing under the laws of the State of Delaware.

WHEREAS, the Adviser has entered into an Investment Advisory Contract dated January 27, 2014, as amended (“Advisory Agreement”), with Guggenheim Funds Trust (the “Trust”), which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Trust is authorized to issue shares of the Guggenheim Municipal Income Fund, a separate series of the Trust (the “Fund”);

WHEREAS, the Adviser has retained Guggenheim Partners Investment Management, LLC (the “Primary Investment Sub-Adviser”) to provide certain sub-advisory services pursuant to an investment sub-advisory contract dated January 27, 2014, as amended;

WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, pursuant to the Advisory Agreement, the Adviser desires to retain the Sub-Adviser as an additional sub-adviser to furnish certain investment advisory services to the Adviser and the Fund, and the Sub-Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1.

Appointment. Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties of the Sub-Adviser.

A.

Investment Sub-Advisory Services. Subject to the supervision of the Trust’s Board of Trustees (“Board”) and the Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall assist the Primary Investment Sub-Adviser in the supervision and direction of the investment strategy of the Fund in accordance with the Fund’s investment objectives, policies, and restrictions as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as the Fund may impose by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall assist the Primary Investment Sub-Adviser in the formulation and implementation of a continuing program for the management of the assets and resources of the Fund in a manner consistent with the Fund’s investment objective(s), policies, and restrictions. The Sub-Adviser does not have discretion and is not authorized to (or direct others to):

(1)	buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

(2)	place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets.

B.

Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Trust’s Declaration of Trust, By-laws, and the Fund’s currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

3.

Compensation. For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive a monthly investment sub-advisory fee at the annual percentage rate equal to 0.005% of the Fund’s average daily net assets. The sub-advisory fee shall be payable monthly to the Sub-Adviser on or before the 25th day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the sub-advisory fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

4.	Duties of the Adviser.

A.

The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement.

B.

The Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

(1)	The Declaration of Trust of the Trust, as filed with the Secretary of State, as in effect on the date hereof and as amended from time to time;

(2)	The By-laws of the Trust as in effect on the date hereof and as amended from time to time (“By-Laws”); and

(3)

The Fund’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission (“SEC”) and all amendments thereto (“Registration Statement”).

The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

C.

During the term of this Agreement, the Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser or its clients in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. The Adviser shall ensure that materials prepared by employees or agents of the Adviser or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the preceding sentence.

5.

Ownership of Records. The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees (i) that all records that it maintains for the Fund are the property of the Trust, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (iii) agrees to surrender promptly to the Trust any records that it maintains for the Trust upon request by the Trust; provided, however, the Sub-Adviser may retain copies of such records.

6.

Reports. The Sub-Adviser shall furnish to the Board or the Adviser, or both, as appropriate, such information, reports, evaluation, analyses and opinions as the Sub-Adviser and the Board or the Adviser, as appropriate, may mutually agree upon from time to time.

7.

Services to Others Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, so long as the Sub-Adviser’s services under this Agreement are not impaired thereby.

8.

Sub-Adviser’s Use of the Services of Others. The Sub-Adviser may (at its cost) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Sub-Adviser or the Trust or Fund, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Trust or the Fund, as appropriate, or in the discharge of Sub-Adviser’s overall responsibilities with respect to the other accounts that it serves as investment manager or counselor. However, the Sub-Adviser shall not assign or delegate any of its duties under this Agreement without the approval of the Advisor and the Board.

9.

Limitation of Liability of the Sub-Adviser. Neither the Sub-Adviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Trust, the Fund (at the direction or request of the Sub-Adviser) or the Sub-Adviser in connection with the Sub-Adviser’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Trust or Fund or (ii) any error of fact or mistake of law contained in any report or data provided by the Sub-Adviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its or their duties on behalf of the Trust or the Fund or from reckless disregard by the Sub-Adviser or any such person of the duties of the Sub-Adviser pursuant to this Agreement.

10.	Representations of Sub-Adviser. The Sub-Adviser represents, warrants, and agrees as follows:

A.

The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B.

The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics, together with evidence of its adoption.

C.

The Sub-Adviser has provided the Adviser and the Trust with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser.

11.

Term of Agreement. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund’s outstanding voting securities, unless it is not required by the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Fund; (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party; and (c) the Sub-Adviser shall not have notified the Trust, in writing, at least 60 days prior to such approval that it does not desire such continuation. The Sub-Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

12.

Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on at least 60 days’ prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Adviser: (i) on at least 60 days’ prior written notice to the Sub-Adviser, without the payment of any penalty; (ii) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 10 of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior notice to the Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

13.

Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

14.	Miscellaneous

A.

Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

B.

Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

C.

Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

D.

Interpretation. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound; or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

E.

Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

SECURITY INVESTORS, LLC

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Sr. Vice President & Secretary

GUGGENHEIM PARTNERS ADVISORS, LLC

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Attorney-in-Fact